EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PETROHAWK ENERGY CORPORATION
ANNOUNCES FIRST QUARTER DRILLING RESULTS

Management to Present at IPAA Investment Symposium

HOUSTON, April 18, 2005 — Petrohawk Energy Corporation (NASDAQ: HAWK) (“Petrohawk” or the “Company”) today provided an operational update detailing drilling results during the first quarter of 2005. Additionally, the Company announced that Floyd C. Wilson, President and Chief Executive Officer, will make a presentation on Petrohawk’s current activities on April 20, 2005, 10:55 a.m. EDT, at the Independent Petroleum Association of America (IPAA) 2005 Oil & Gas Investment Symposium in New York.

As of March 31, 2005, Petrohawk has participated in the drilling of 27 total wells, with 25 being developmental and 2 being exploratory. The two exploratory wells were both completed as producers, and of the 25 developmental wells, 18 have been completed as producers, 1 has been completed as an injection well, and 6 are either in completion or waiting on completion. The following are some of the highlights of the activity during the quarter:

•	Three wells were brought into full well stream production in the La Reforma Field in Starr County, Texas:

•	The Petrohawk Guerra “C”-3, which was drilled in 2004, had multiple stage fracture stimulations performed in the Lower Vicksburg during the quarter. It was put on production in March and is currently producing at the rate of 6.7 MMcfe/d. Petrohawk owns a 19.5% net revenue interest in the well.

•	The Petrohawk Guerra “D”-3, also drilled in 2004, had the last stages of fracture stimulation performed in the Lower Vicksburg during the quarter. It was put on production in March at and is currently producing at the rate of 3.1 MMcfe/d. Petrohawk owns a 56.0% net revenue interest in the well.

•	The Petrohawk Guerra “D”-4 was drilled and completed in the quarter with multiple stage fracture stimulations in the Lower Vicksburg, and was put into production in March and is currently producing at the rate of 7.2 MMcfe/d. Petrohawk owns a 19.5% net revenue interest in the well.

•	The Petrohawk #45 Alliance Trust in Gueydan Field, Vermilion Parish, Louisiana was one of the exploratory wells completed in the quarter. It was drilled to a total

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depth of 3800’ in January and logged approximately 135’ of net pay in three separate sands at depths of 2220’, 2380’ and 2660’, respectively. The lowermost sand, termed the 2700’ Sand, was put on production in March and is currently producing 275 Boe/d. Petrohawk owns an 82% net revenue interest in the well.

•	The Petrohawk #4 Cleopatra was drilled and completed in the Lower Vicksburg in the Nabors Field, Starr County, Texas. While additional fracture stimulation is planned for the well, it has tested at a rate of 3.8 MMcfe/d following the most recent frac. Petrohawk owns an 81% net revenue interest in the well.

•	Petrohawk drilled three Cotton Valley Sand wells in East Texas during the quarter. The Petrohawk Rosa Jones “A”-6 had its initial fracture stimulation and flow tested at a rate of 1.2 MMcfe/d. The other two wells drilled, the Petrohawk #2 Robertson and Petrohawk Bartlett Bailey #6, as well as the other zones in the Rosa Jones well, are awaiting fracture stimulation. Petrohawk owns approximately 80% net revenue interest in the wells.

•	The Samson #7 Schlaeben was the other exploratory well drilled in the quarter. It was drilled in the Los Indios Field, Hidalgo County, Texas to a total depth of 5007’ and completed in the Frio from 4144-62’, and flowed at a rate of 1.4 MMcfe/d. While Petrohawk only owns a 9% net revenue interest in the well, the success of this amplitude supported prospect could lead to the drilling of a number of similar prospects in the field where we own a significantly higher interest.

Additionally, Petrohawk anticipates an active second quarter drilling program, including wells in La Reforma, Gueydan, East Texas Cotton Valley, Dry Hollow (Lavaca County, Texas), Gillis-English Bayou (Calcasieu Parish, Louisiana) and Chandeleur Sound Block 55 (St. Bernard Parish, Louisiana).

Approximately 18% of Petrohawk’s $71 million 2005 capital budget was spent or committed during the first quarter. Current net daily production is approximately 62 MMcfe per day, 71% gas.

“Our first quarter drilling results exceeded our expectations,” said Floyd C. Wilson, Chairman, President, and Chief Executive Officer of Petrohawk. “Petrohawk continues to pursue our strategies of accelerated development of existing properties, a capital program with a meaningful exposure to exploratory upside — all 3-D seismic based — and we continue to search for additional acquisition opportunities.

“We are very excited at the prospect of joining Petrohawk and Mission Resources. From our observation, Mission is doing an excellent job of executing its operating plan and we are impressed with the results it has announced for the first quarter of 2005. We continue to believe our previously announced merger will create a company that will give us multiple additional opportunities to enhance stockholder value.”

As announced on April 4, 2005, Petrohawk has entered into an agreement to acquire Mission Resources Corporation (NASDAQ: MSSN). The acquisition is subject to customary conditions, including the approval of the stockholders of both companies. A joint proxy

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statement covering the proposed transaction will be filed with the Securities and Exchange Commission. The transaction is expected to close in the third quarter of 2005.

Petrohawk’s management will speak Wednesday, April 20, 2005 at 10:55 a.m. EDT to the investment community via live audio webcast at the Independent Petroleum Association of America’s 2005 Oil & Gas Investment Symposium at the Sheraton Hotel, 811 7th Avenue, New York City. Investors can access the live audio webcast of the presentation and accompanying slide materials located at our website http://www.petrohawk.com. A replay of the presentation will be available within 24 hours of the live presentation.

Petrohawk Energy Corporation is an independent energy company engaged in the acquisition, production, exploration and development of oil and gas, with properties concentrated in the South Texas, Mid-Continent, East Texas, Arkoma, Permian and Gulf Coast regions. For more information please contact Shane Bayless at (832) 204-2727 or sbayless@petrohawk.com, or Joan Dunlap at (832) 204-2737 or jdunlap@petrohawk.com.

Additional Information for Investors:

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include those regarding the Company’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward looking statements. These include but are not limited to: estimates of future production; statements regarding business plans for drilling and exploration expenditures; statements relating to future financial performance; planned capital expenditures; and other matters that are discussed in the Company’s filings with the SEC. Additionally, certain of these statements are based on Petrohawk’s and Mission’s current expectations regarding their pending merger and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include, without limitation, 1) the possibility that the companies may be unable to obtain stockholder or other approvals required for the acquisition; 2) the possibility that problems may arise in successfully integrating the businesses of the two companies; 3) the possibility that the acquisition may involve unexpected costs; 4) the possibility that the combined company may be unable to achieve cost-cutting objectives; 5) the possibility that the businesses may suffer as a result of uncertainty surrounding the acquisition; 6) the possibility of future regulatory or legislative actions; 7) the volatility in prices for oil and gas; 8) the presence or recoverability of estimated reserves; 9) the ability to replace reserves; 10) environmental risks; 11) drilling and operating risks; 12) exploration and development risks; 13) competition; 14) the ability of management to execute its plans to meet its goals and other risks that are described in SEC reports filed by Petrohawk and Mission. Petrohawk and Mission assume no obligation and expressly disclaim any duty to update the information contained herein except as required by law.

Additional Information About the Acquisition and Where to Find It:

Petrohawk and Mission will file materials relating to the acquisition with the SEC, including one or more registration statement(s) that contain a prospectus and a joint proxy statement. Investors and security holders of Petrohawk and Mission are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Petrohawk, Mission and the acquisition. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Petrohawk may

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be obtained free of charge from Petrohawk’s website at www.petrohawk.com. The documents filed with the SEC by Mission may be obtained free of charge from Mission’s website at www.mrcorp.com. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.

In connection with the proposed merger between Petrohawk and Mission (the “Merger”), the parties intend to soon file with the SEC a joint proxy statement/prospectus on Form S-4. The proxy statement/prospectus will contain important information about the Merger. Upon filing, these materials will not yet be final and will be amended. Investors and security holders of Petrohawk and Mission are urged to read the joint proxy statement/prospectus when filed, and any other relevant materials filed by Petrohawk or Mission because they contain, or will contain, important information about Petrohawk, Mission and the Merger. The preliminary materials to be filed, the definitive versions of these materials and other relevant materials (when they become available) and any other documents filed by Petrohawk or Mission with the SEC may be obtained for free at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC by Petrohawk may be obtained free of charge from Petrohawk’s website at http://www.petrohawk.com. The documents filed with the SEC by Mission may be obtained free of charge from Mission’s website at http://www.mrcorp.com.

Petrohawk, Mission and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Petrohawk and Mission in favor of the acquisition. Information about the executive officers and directors of Petrohawk and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement-prospectus relating to the acquisition when it becomes available. Information about the executive officers and directors of Mission and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement-prospectus relating to the acquisition when it becomes available. Information about the executive officers and directors of Mission and their ownership of Mission common stock is set forth in its annual report on Form 10-K/A, which was filed with the SEC on April 12, 2005.

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